UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Outdoor Channel Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE:

On May 7, 2013, Outdoor Channel Holdings, Inc. (“Outdoor Channel”) issued a press release announcing that intends to adjourn the special meeting of its stockholders in connection with the Company’s sale to Kroenke Sports & Entertainment, LLC. A copy of the press release is included below.

OUTDOOR CHANNEL ANNOUNCES INTENT TO ADJOURN SPECIAL MEETING

TEMECULA, Calif.—May 7, 2013—Outdoor Channel Holdings, Inc. (NASDAQ: OUTD)(the “Company” or “Outdoor Channel”) today announced that it intends to adjourn its special meeting of stockholders, which is scheduled to be held at 9:00 a.m., Pacific Time, on May 8, 2013, without conducting any business, to a date and time to be determined.  The location of such reconvened special meeting will remain Outdoor Channel’s facilities located at 43455 Business Park Drive in Temecula, California.

The special meeting is being called to seek stockholder approval of, among other things, the adoption of Outdoor Channel’s merger agreement with Kroenke Sports & Entertainment, LLC (“KSE”) and KSE Merger Sub, Inc. dated as of March 13, 2013 (the “KSE Agreement”). The proposals set out in Outdoor Channel’s notice of special meeting of stockholders dated April 12, 2013 will be considered and voted on at such time as the adjourned special meeting of stockholders is reconvened.

As previously announced, the Outdoor Channel board of directors, after consultation with its outside legal counsel and financial advisor, unanimously determined that the May 3, 2013 proposal submitted by InterMedia Outdoors Holdings, LLC and IMTOC Merger Sub, Inc. (together, “InterMedia”) to acquire all outstanding shares of Outdoor Channel common stock in an all-cash transaction at a price of $9.75 per share constitutes a “Superior Proposal” as such term is defined in the KSE Agreement, notice of which was delivered to KSE on May 4, 2013.  Pursuant to the KSE Agreement, KSE has a right to propose, within four business days of such notice, changes to the terms of the KSE Agreement that would, in the good faith judgment of the Outdoor Channel board (after consultation with outside legal counsel and financial advisors), cause the InterMedia proposal to no longer constitute a Superior Proposal.

In light of this announcement, Outdoor Channel has determined that it is in the best interests of its stockholders to adjourn the special meeting of stockholders to vote on the approval of the adoption of the KSE Agreement, among other things, until after May 9, 2013 – the date by which this four business-day period will expire.  KSE has agreed to the adjournment of the special meeting.

Stockholders do not need to take any action at this time. Outdoor Channel will make additional disclosures in advance of the reconvened special meeting, and stockholders will have an opportunity to change their vote at any time prior to the vote at the reconvened special meeting. If a stockholder has previously submitted its proxy card or voted by internet or telephone and does not currently wish to change its vote, no further action is required by such stockholder.  If a stockholder would like to vote or change its vote, please refer to the instructions provided in the definitive proxy statement which was mailed to Outdoor Channel stockholders on or about April 12, 2013.  Stockholders are urged to carefully review the definitive proxy statement and the other materials included or incorporated by reference therein as these materials include additional information regarding the transaction.

Lazard is serving as exclusive financial advisor to the Company in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. is legal advisor to the Company.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel and Winnercomm Inc. Nielsen estimated that Outdoor Channel had approximately 39.8 million cable, satellite and telco subscribers for May 2013. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. The Company also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football.

Safe Harbor Statement

Certain matters discussed in this press release, with the exception of historical matters, may be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “intends,” “plans,” “predicts,” and similar terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors could cause outcomes to differ materially from those expressed or implied in the forward-looking statements:
  KSE making a proposal of changes to the terms of the KSE Agreement that would cause the InterMedia proposal to no longer constitute a Superior Proposal;
  failure of the Company to terminate the KSE Agreement;
  failure of the Company to execute a merger agreement with InterMedia;
  failure of the Company stockholders to approve a merger agreement with InterMedia;
  failure to consummate a merger with InterMedia; and
  litigation in respect of the merger or rights to adjourn special meeting.
The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and KSE. In connection with this proposed transaction Outdoor Channel plans to file with the SEC and furnish to its stockholders a proxy statement. The proxy statement will contain important information about the proposed transaction and related matters.

OUTDOOR CHANNEL URGES INVESTORS TO CAREFULLY READ IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE THEREIN AS THEY ARE MADE AVAILABLE TO OUTDOOR CHANNEL STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement when made available and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement when made available and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the merger. A description of the interest of Outdoor Channel’s directors and executive officers in Outdoor Channel is set forth in the definitive proxy statement mailed to Outdoor Channel stockholders on or around April 12, 2013 and the other documents included and incorporated by reference therein. You can find information about Outdoor Channel’s executive officers and directors in its amendment to its annual report on Form 10-K filed with the SEC on March 9, 2012. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

CONTACT: For Company:
Tom Allen
Executive Vice President, Chief Operating Officer/
Chief Financial Officer
800-770-5750
tallen@outdoorchannel.com

For Investors:
Brad Edwards
Brainerd Communicators, Inc.
212-986-6667
edwards@braincomm.com

For Media:
Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
nancy@braincomm.com